EXHIBIT 10.1

WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (this “Agreement”), dated as of December 20, 2019 (the “Effective Date”), is made by and between Emerald Bioscience, Inc., f/k/a Nemus Bioscience Inc., a Nevada corporation (the “Company”), and Emerald Health Sciences Inc., as the holder (the “Holder”) of a Warrant to Purchase Common Stock (the “Warrant”) described in the notice of exercise attached as Exhibit A hereto (the “Exercise Notice”).

WHEREAS, Holder, as lender (in such capacity, the “Lender”), and the Company, as borrower (in such capacity, the “Borrower”), are parties to that certain Multi Draw Credit Agreement dated as of October 5, 2018 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Company issued the Warrant to the Holder.

WHEREAS, as of the date hereof, the aggregate obligations of the Company due to the Holder and outstanding under the Credit Agreement exceed $6.0 million (“Credit Obligations”).

WHEREAS, concurrently with the execution hereof, the Holder has delivered to the Company the Exercise Notice of its right to purchase the Warrant Shares (as defined therein) electing Cash Exercise (as defined therein).

WHEREAS, the Holder has requested and the Company has agreed that, the Holder pay the aggregate Exercise Price for the Warrant Shares in the total amount of $4.08 million (the “Aggregate Exercise Price”) in the form of a reduction of the Credit Obligations in the amount of the Aggregate Exercise Price, rather than by remittance of immediately available funds, as further described herein (“Credit Consideration”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Warrant.

ARTICLE II

EXERCISE OF THE WARRANTS

Section 2.1 Exercise of the Warrants. The Holder hereby agrees to exercise its Warrant pursuant to the Exercise Notice and the terms hereof.

Section 2.2 Credit Consideration. Each of the Holder (including in its capacity as Lender) and the Company (including in its capacity as Borrower) hereby agree that as of the date hereof (a) the Credit Obligations shall be reduced by the Aggregate Exercise Price, which shall be applied first to the accrued but unpaid interest and then to the principal outstanding under the Credit Agreement, (b) the Company thereby shall be deemed to have received the Aggregate Exercise Price as of such date, and (c) the Company shall effectuate the issuance and delivery of the Warrant Shares in accordance with the terms of the Warrant.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by Law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.2 Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:

(a) Due Authorization. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.

(c) Access to Information. The Holder acknowledges that it has had the opportunity to review this Agreement and the Company’s SEC Reports and the risk factors contained therein and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the Warrants and the merits and risks of investing in the Warrant Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Credit Agreement.

Section 4.2 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.3 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Warrant.

Section 4.5 Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

EMERALD BIOSCIENCE, INC.

By:
Name:
Title:

HOLDER:

EMERALD HEALTH SCIENCES INC.

By:
Name:
Title:

Exhibit A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO

PURCHASE COMMON STOCK

EMERALD BIOSCIENCE, INC.

The undersigned holder hereby exercises the right to purchase 40,800,000 of the shares of Common Stock (“Warrant Shares”) of Emerald Bioscience, Inc., f/k/a Nemus Bioscience Inc., a Nevada corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

______ a “Cash Exercise” with respect to Warrant Shares;

______ a “Cashless Exercise” with respect to Warrant Shares; and/or

____x__ “Credit Consideration” as defined in the Warrant Exercise Agreement dated as of the date hereof with respect to Warrant Shares (the “Warrant Exercise Agreement”).

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of [ ] to the Company in accordance with the terms of the Warrant. In the event that the holder has elected Credit Consideration with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in accordance with the terms of the Warrant Exercise Agreement.

3. Delivery of Warrant Shares. The Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

Date: December 20, 2019

Emerald Health Sciences Inc.

Name of Registered Holder

By:
Name:	Avtar Dhillon, MD
Title:	Executive Chairman and Chief Executive Officer